Exhibit 1

                     TRUSTEE'S FINAL DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-26
*CUSIP:        21988G668       Class     A-1
               21988GAY2       Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending June 21, 2006.

INTEREST ACCOUNT
----------------

Balance as of          March 15, 2005.....                                          $0.00
         Scheduled Income received on securities.....                               $0.00
         Unscheduled Income received on securities.....                             $0.00
         Interest portion of June 21, 2006 Call Price received June 21,       $583,799.99
         2006 upon exercise of Call Warrants by 100% of the holders thereof.....

LESS:
         Distribution to Class A-1 Holders.....                              -$583,799.99
         Distribution to Class A-2 Holders.....                                    -$0.00
         Distribution to Depositor.....                                            -$0.00
         Distribution to Trustee.....                                              -$0.02
Balance as of         June 21, 2006.....                                            $0.00


PRINCIPAL ACCOUNT
-----------------



Balance as of         March 15, 2005.....                                           $0.00
         Scheduled Principal received on securities.....                            $0.00
         Principal portion of June 21, 2006 Call Price received            $29,106,950.00
         June 21, 2006 upon exercise of Call Warrants by 100% of
         the holders thereof.....

LESS:
         Distribution of principal to Class A-1 Holders on June 21,       -$28,711,475.00
         2006.....
         Distribution of principal to Class A-2 Holders on June 21,          -$395,475.00
         2006.....
         Distribution of $31,500,000 principal amount of underlying                -$0.00
         securities to Call Warrants Holder on June 21, 2006.....
Balance as of         June 21, 2006.....                                            $0.00


                  UNDERLYING SECURITIES HELD AS OF              June 21, 2006

Principal Amount                       Title of Security
    ---------                          -----------------
           $0.00    Nordstrom, Inc. 6.95% Senior Debentures due March 15, 2028
                    *CUSIP:        655664AH3

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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